UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2006 (February 28, 2006)
Myogen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50438	84-1348020

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 West 103rd Avenue, Suite 102 Westminster, Colorado		80021

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (303) 410-6666
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01 Entry into a Material Definitive Agreement.
     License Agreement and Distribution Agreement with GlaxoSmithKline
     On March 3, 2006, we (“Myogen” or the “Company”) entered into a License Agreement (the “License Agreement”) with Glaxo Group Limited, a GlaxoSmithKline company, and a Distribution and Supply Agreement (“Distribution Agreement”) with SmithKline Beecham Corporation, d/b/a GlaxoSmithKline (together with Glaxo Group Limited, “GSK”).
     Under the terms of the License Agreement, GSK receives an exclusive sublicense to our rights to ambrisentan for therapeutic uses in humans for the prevention, palliation or treatment of pulmonary arterial hypertension and related etiologies outside of the United States. We will receive an upfront payment of $20 million and, subject to the achievement of specific milestones, will be eligible to receive up to an additional $80 million in milestone payments. In addition, we will receive stepped royalties based on net commercial sales of ambrisentan in the GSK territory with an estimated average royalty percentage in the mid-20’s range, prior to an industry standard step-down of the royalty payable to us after a specified period of time.
     GSK will have an option to negotiate from us an exclusive sublicense for additional therapeutic uses for ambrisentan in the GSK territory during the term of the License Agreement. We will continue to conduct and bear the expense of all clinical development activities that we currently believe are required to obtain and maintain regulatory approvals for ambrisentan in the United States, Canada and the European Economic Area and each party may conduct additional development activities in its territory at its own expense. The parties may agree to jointly develop ambrisentan for new indications in the licensed field and each party will pay its pro rata share of external costs associated with such joint development. The parties will form a joint steering committee that will serve as a global oversight committee for the development and commercialization of ambrisentan under the terms of the License Agreement, as well as project and brand committees to ensure coordination and alignment of activities.
     Under the terms of the Distribution Agreement, we will receive exclusive rights to market, promote and distribute Flolan® and the sterile diluent for Flolan® in the United States for a three year period after commencement of our distribution and related commercial activities. GSK will assign to Myogen its rights and responsibilities with respect to Flolan under certain agreements with specialty pharmacy distributors. To the extent our gross sales of Flolan in the United States exceed certain predefined targets, the supply price to be paid by us to GSK for Flolan will decrease on a sliding scale. The Distribution Agreement contains standard termination provisions, including provisions which give GSK the right to terminate the Distribution Agreement upon our material breach or for material patient safety issues.
     The parties expect that we will commence distributing and marketing Flolan® in the second quarter of 2006. As a result of the execution of the Distribution Agreement, we expect to accelerate the development of our commercial infrastructure, including hiring salespersons, in the immediate future.
     We intend to apply for confidential treatment with respect to portions of the License Agreement and the Distribution Agreement and we will file the License Agreement and the Distribution Agreement as exhibits to our Form 10-Q for the for the quarter ended March 31, 2006.
     Employment Agreements and Consulting Agreement
     On February 28, 2006, John R. Julian notified us that he would retire from his position as our Senior Vice President of Commercial Development effective March 6, 2006. Mr. Julian has served in this capacity since April 2000, and next month marks his sixth anniversary with the Company. Mr. Julian has long held this date as a target for his retirement, but remained flexible to ensure that we had reached a critical point with the development of our commercial capabilities. Mr. Julian will continue to be employed by Myogen as a Senior Advisor until May 31, 2006 at his current salary. Effective May 31, 2006, he will resign his employment with Myogen and enter into a consulting agreement pursuant to which he will continue to provide services as requested by us. In consideration of his consulting services, we will pay Mr. Julian $2,000 per day of services and the options held by him will continue to vest until the consulting agreement terminates pursuant to its terms on December 31, 2006. We are deeply appreciative of Mr. Julian’s six years of devoted service to Myogen.
     On March 6, 2006, Dr. Robert Caspari was appointed as our Senior Vice President of Commercial Operations. Prior to joining us, Dr. Caspari worked as an independent consultant to the biotechnology, pharmaceutical and venture capital industries. From August 2000 to April 2004, Dr. Caspari served as the Vice President and General Manager, BioPharmaceuticals of Novo Nordisk Pharmaceuticals, Inc. From April 1999 to July 2000, Dr. Caspari was Vice President of Medical Affairs at NeoRX Corporation. From 1982 until April 1999, Dr. Caspari held a variety of management positions at Baxter International, Inc., Somatogen, Inc., Boehringer Mannheim Corporation, Gynopharma, Inc., Schering-Plough and Lederle Laboratories. Dr. Caspari entered the pharmaceutical industry in 1982 after practicing internal medicine for four years. Dr. Caspari received a BA in psychology from UCLA and obtained his medical degree from Georgetown. He has more than twenty-four years experience in drug development and commercialization.
     In connection with Dr. Caspari’s appointment, the Company entered into an employment agreement with Dr. Caspari effective as of March 3, 2006. Pursuant to the terms of the employment agreement, Dr. Caspari earns an annual base salary of $275,000, which amount may be adjusted periodically in the sole discretion of the Board of Directors or the Compensation Committee of the Board of Directors. Dr. Caspari is also eligible for an annual discretionary bonus, based on both corporate and individual goals. In addition, pursuant to the terms of the employment agreement, the Company granted Dr. Caspari an option to purchase 150,000 shares of common stock at an exercise price of $40.98 per share, the closing price of the Company’s common stock on March 3, 2006, in accordance with the terms and conditions of the Company’s 2003 Equity Incentive Plan (filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (No. 333-108301) filed with the Securities and Exchange Commission (the “SEC”) on August 28, 2003 and declared effective by the SEC on October 30, 2003 (the “S-1 Registration Statement”)). The options vest over a four-year period, with 25% of such options vesting one year after the date of grant, and the remaining 75% of such options vesting in equal monthly installments thereafter over the next three years.
     The employment agreement with Dr. Caspari provides that his employment with the Company is at-will and may be altered or terminated by either Dr. Caspari or the Company at any time. However, if the Company terminates Dr. Caspari’s employment without “cause” (as defined in the employment agreement) or if he resigns for “good reason” (as defined in the employment agreement), other than pursuant to a “change in control” (as defined in the employment agreement), Dr. Caspari will be entitled to receive: (a) his base salary for six months following the date of termination, (b) payment of any accrued but unused vacation and sick leave, and (c) payment of premiums on his group health insurance COBRA continuation coverage for up to six months after the date of termination.
     The employment agreement with Dr. Caspari also provides that if the Company (or any surviving or acquiring corporation) terminates his employment without just cause or if he resigns for good reason as of or 13 months following the effective date of a change in control, Dr. Caspari will be entitled to receive: (a) his base salary for one year following the date of termination, (b) payment of any accrued but unused vacation and sick leave, and (c) payment of premiums for his group health insurance COBRA continuation coverage for up to one year after the date of termination.
     In conjunction with Dr. Caspari’s appointment, Dr. Caspari and the Company also entered into an Indemnity Agreement (the form of which was filed as Exhibit 10.11 to the Company’s S-1 Registration Statement) in the same form as has previously been entered into with the Company’s other executive officers. The Indemnification Agreement provides indemnity to Dr. Caspari against, and the advancement of certain expenses relating to, liabilities incurred in the performance of his duties to the maximum extent permitted by Delaware corporation law and the Company’s Bylaws.
     On March 6, 2006, Andrew Dickinson, Vice President, General Counsel and Secretary, was appointed as Vice President of Corporate Development, General Counsel and Secretary of Myogen.
     The amendment to Mr. Julian’s employment agreement and the consulting agreement for Mr. Julian and the employment agreement with Dr. Caspari will be filed as exhibits to our Form 10-Q for the for the quarter ended March 31, 2006.

2.

Section 2 — Financial Information
Item 2.02 Results of Operations and Financial Condition.
     On March 6, 2006, we issued a press release relating to our results of operations and financial condition for the year ended December 31, 2005. A copy of the press release is furnished as Exhibit 99.2 and incorporated herein by reference.
     In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Section 7 — Regulation FD
Item 7.01 Regulation FD Disclosure.
     On March 6, 2006, we issued a press release relating to the License Agreement and the Distribution Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.
     In accordance with General Instruction B.2. of Form 8-K, the information presented under this Item 7.01 and attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.
99.1	Press Release, dated March 6, 2006 entitled “GlaxoSmithKline and Myogen Announce Pulmonary Arterial Hypertension Partnership.”

99.2	Press Release, dated March 6, 2006 entitled “Myogen Reports 2005 Results.”
Safe Harbor Statement; Forward Looking Statements.
     This report contains forward-looking statements that involve significant risks and uncertainties, including those discussed in this report and others that can be found in the “Risk Factors” section of our Annual Report on Form 10-K and our periodic reports on Form 10-Q and Form 8-K. We are providing this information as of the date of this report and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.
     We caution investors not to place undue reliance on the forward-looking statements contained in this report, including the projected financial benefits of the License Agreement and the Distribution Agreement to the Company, the timing of distribution and marketing of Flolan® and the development of our commercial infrastructure. No forward-looking statement can be guaranteed and actual events and results may differ materially from those projected.

3.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated March 6, 2006

MYOGEN, INC.
By:	/s/ J. William Freytag
J. William Freytag
Its:	President and Chief Executive Officer

4.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated March 6, 2006 entitled “GlaxoSmithKline and Myogen Announce Pulmonary Arterial Hypertension Partnership.”

99.2	Press Release, dated March 6, 2006 entitled “Myogen Reports 2005 Results.”

5.